Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2018 Year-End and Fourth Quarter Results

AURORA, IL, May 23, 2018 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced results for its fiscal 2018 fourth quarter ended March 31, 2018 (4Q18) and its fiscal year ended March 31, 2018 (FY18). Management will host a conference call to discuss financial and business results tomorrow, Thursday, May 24, 2018 at 9:30 AM Eastern Time (details below).

“Fiscal 2018 was a significant turn-around year for Westell. Gross margin expanded to 43.0% from 37.7%, net income improved by $15.9 million, and we generated positive operating cash flow of $6.9 million,” said Kirk Brannock, Westell’s Chairman of the Board of Directors. “While 4Q18 revenue was impacted by in-building wireless carrier spending shifts, on a FY18 year-over-year basis, sales of new public safety products grew significantly, revenue from our remote units for intelligent site management increased by a double-digit percentage, and we grew sales of integrated cabinets and power distribution products.”

	4Q18 3 months ended 03/31/18	3Q18 3 months ended 12/31/17	+ increase / - decrease	FY18 12 months ended 03/31/18	FY17 12 months ended 03/31/17	+ increase / - decrease
Revenue	$11.1M	$13.7M	-$2.6M	$58.6M	$63.0M	-$4.4M
Gross Margin	45.5%	44.4%	+1.1%	43.0%	37.7%	+5.3%
Operating Margin	-8.5%	0.3%	-8.8%	-2.5%	-25.5%	+23.0%
Net Income	-$0.9M	$0.8M	-$1.7M	$—	-$15.9M	+$15.9M
Earnings Per Share	-$0.06	$0.05	-$0.11	$0.00	-$1.04	+$1.04
Non-GAAP Operating Margin (1)	+3.5%	+10.2%	-6.7%	+7.1%	-5.6%	+12.7%
Non-GAAP Net Income (1)	$0.4M	$1.5M	-$1.1M	$4.4M	-$3.4M	+$7.8M
Non-GAAP Earnings Per Share (1)	$0.03	$0.09	-$0.06	$0.28	-$0.22	+$0.50
Non-GAAP Adjusted EBITDA (1)	$0.6M	$1.6M	-$1.0M	$4.9M	-$2.1M	+$7.0M
Ending Cash & ST Investments	$27.7M	$26.0M	+$1.7M	$27.7M	$21.8M	+$5.9M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“Westell began FY19 strong with its largest beginning-of-year backlog in three years,” said Stephen John, Westell’s newly appointed President and CEO. “We are approaching the testing phase of an expanded suite of new products for the growing public safety market that we expect to introduce soon, and we continue to refresh the existing product portfolio to address the needs of the emerging network densification architecture and eventual 5G roll-outs. Also, as previously announced, we’ve added a new VP of Global Business Development and M&A to focus on expanding our product offering and customer relationships across existing and adjacent markets.”

In-Building Wireless (IBW) Segment
On a full year-over-year basis, IBW’s revenue decrease was primarily due to lower sales of commercial repeaters and DAS conditioners, partly offset by increased sales of public safety repeaters and passive system components. On a sequential quarter basis, IBW’s revenue decrease was primarily due to lower sales of our Universal DAS Interface Tray (UDIT) active DAS conditioner. For both comparative periods, IBW’s gross margin increase was primarily due to lower costs.

	4Q18 3 months ended 03/31/18	3Q18 3 months ended 12/31/17	+ increase / - decrease	FY18 12 months ended 03/31/18	FY17 12 months ended 03/31/17	+ increase / - decrease
IBW Segment Revenue	$3.2M	$5.2M	-$2.0M	$23.3M	$25.9M	-$2.6M
IBW Segment Gross Margin	48.0%	47.3%	+0.7%	45.8%	33.4%	+12.4%
IBW Segment R&D Expense	$0.5M	$0.8M	-$0.3M	$4.1M	$6.7M	-$2.6M
IBW Segment Profit	$1.0M	$1.7M	-$0.7M	$6.5M	$1.9M	$4.6M
Intelligent Site Management & Services (ISMS) Segment
On a full year-over-year basis, ISMS’s revenue was essentially flat, primarily as a result of increased sales of remote units offset by lower services revenue; while on a sequential quarter basis, the decrease was primarily due to lower services revenue. For both comparative periods, ISMS’s gross margin changes were driven primarily by changes in the revenue mix among remotes, software, deployment services, and support services.

	4Q18 3 months ended 03/31/18	3Q18 3 months ended 12/31/17	+ increase / - decrease	FY18 12 months ended 03/31/18	FY17 12 months ended 03/31/17	+ increase / - decrease
ISMS Segment Revenue	$4.7M	$5.8M	-$1.1M	$19.4M	$19.3M	$0.1M
ISMS Segment Gross Margin	52.3%	54.5%	-2.2%	51.5%	50.6%	+0.9%
ISMS Segment R&D Expense	$0.6M	$0.5M	$0.1M	$2.3M	$4.0M	-$1.7M
ISMS Segment Profit	$1.8M	$2.6M	-$0.8M	$7.7M	$5.8M	$1.9M
Communication Network Solutions (CNS) Segment
On a full year-over-year basis, CNS’s revenue decrease was primarily due to declining sales of tower mounted amplifiers and T1 network interface units, partly offset by higher integrated cabinet revenue. On a sequential quarter basis, CNS’s revenue increase was primarily driven by higher sales of integrated cabinets and power distribution products. On a full year-over-year basis, CNS’s gross margin decrease was primarily due to a less favorable mix; while on a sequential quarter basis, the increase was driven primarily by lower costs associated with excess and obsolete inventory.

	4Q18 3 months ended 03/31/18	3Q18 3 months ended 12/31/17	+ increase / - decrease	FY18 12 months ended 03/31/18	FY17 12 months ended 03/31/17	+ increase / - decrease
CNS Segment Revenue	$3.2M	$2.7M	$0.5M	$16.0M	$17.7M	-$1.7M
CNS Segment Gross Margin	33.2%	16.9%	+16.3%	28.5%	29.9%	-1.4%
CNS Segment R&D Expense	$0.2M	$0.2M	$—	$1.0M	$1.7M	-$0.7M
CNS Segment Profit	$0.8M	$0.2M	$0.6M	$3.6M	$3.6M	$—

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, May 24, 2018, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on May 24 by dialing 888-206-4073 no later than 9:15 AM Eastern Time and providing the operator confirmation number 46898730.
This news release and related information that may be discussed on the conference call, will be posted on the Investor Relations section of Westell's website: http://www.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.

About Westell
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)

	Three months ended					Twelve months ended
	March 31, 2018 (Unaudited)	December 31, 2017 (Unaudited)		March 31, 2017 (Unaudited)		March 31, 2018 (Unaudited)		March 31, 2017 (Audited)
Revenue:
Products	$10,063	$11,754		$14,290		$53,459		$56,530
Services	1,033	1,921		1,096		5,118		6,435
Total revenue	$11,096	$13,675		$15,386		$58,577		$62,965
Cost of revenue:
Products	5,769	7,114		8,331		31,829		36,119
Services	278	485		292		1,581		3,097
Total cost of revenue	6,047	7,599		8,623		33,410		39,216
Gross profit	5,049	6,076		6,763		25,167		23,749
Gross margin	45.5%	44.4%		44.0%		43.0%		37.7%
Operating expenses:
Research & development	1,352	1,542		2,349		7,375		12,367
Sales & marketing	2,012	1,950		2,124		8,290		10,344
General & administrative	1,580	1,502		1,651		6,602		7,991
Intangibles amortization	1,047	1,047		1,151		4,189		4,764
Restructuring	—	—		100	(1)	165	(2)	3,155	(1)
Long-lived assets impairment	—	—		—		—		1,181	(3)
Total operating expenses	5,991	6,041		7,375		26,621		39,802
Operating income (loss)	(942)	35		(612)		(1,454)		(16,053)
Other income (expense), net	89	79		94		888	(4)	170
Income (loss) before income taxes	(853)	114		(518)		(566)		(15,883)
Income tax benefit (expense)	(63)	685	(5)	(38)		597	(5)	(58)
Net income (loss)	$(916)	$799		$(556)		$31		$(15,941)

Net income (loss) per share:
Basic net income (loss)	$(0.06)	$0.05		$(0.04)	(6)	$0.00		$(1.04)	(6)
Diluted net income (loss)	$(0.06)	$0.05		$(0.04)	(6)	$0.00		$(1.04)	(6)

Weighted-average number of shares outstanding:
Basic	15,541	15,504		15,431	(6)	15,497		15,344	(6)
Diluted	15,541	15,755		15,431	(6)	15,707		15,344	(6)
(1) The Company recorded restructuring expense relating to severance costs for terminated employees and abandonment of excess office space at its headquarters and in New Hampshire.
(2) 2Q18 restructuring expense related to severance costs for terminated employees.
(3) Non-cash impairment related to long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(4) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.
(5) During the quarter ended December 31, 2017, the Company had an income tax benefit of $697K from the release of the tax valuation allowance associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

(6) All common stock, equity, share and per share amounts have been retroactively adjusted to reflect a one-for-four reverse stock split which was effective June 7, 2017.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

Assets:	March 31, 2018 (Unaudited)	March 31, 2017 (Audited)
Cash and cash equivalents	$24,963	$21,778
Short-term investments	2,779	0
Accounts receivable, net	8,872	12,075
Inventories	9,222	12,511
Prepaid expenses and other current assets	816	1,409
Total current assets	46,652	47,773
Property and equipment, net	1,601	1,984
Intangible assets, net	11,435	15,624
Other non-current assets	771	160
Total assets	$60,459	$65,541
Liabilities and Stockholders’ Equity:
Accounts payable	$1,903	$4,163
Accrued expenses	3,328	4,273
Accrued restructuring	63	1,171
Deferred revenue	1,790	2,359
Total current liabilities	7,084	11,966
Deferred revenue non-current	846	1,102
Accrued restructuring non-current	—	63
Other non-current liabilities	234	236
Total liabilities	8,164	13,367
Total stockholders’ equity	52,295	52,174
Total liabilities and stockholders’ equity	$60,459	$65,541

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)

	Three months ended March 31,	Twelve months ended March 31,
Cash flows from operating activities:	2018 (Unaudited)	2018 (Unaudited)	2017 (Audited)
Net income (loss)	$(916)	$31	$(15,941)
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,210	4,957	6,144
Long-lived assets impairment	—	—	1,181
Stock-based compensation	283	1,271	1,594
Restructuring	—	165	3,155
Gain on disposal of foreign operations	—	(608)	—
Deferred taxes	—	(697)	(10)
Loss (gain) on sale of fixed assets	12	22	27
Exchange rate loss (gain)	22	2	2
Changes in assets and liabilities:
Accounts receivable	2,175	3,200	4,281
Inventories	242	3,289	987
Accounts payable and accrued expenses	(999)	(4,541)	(9,570)
Deferred revenue	(207)	(825)	624
Prepaid expenses and other current assets	48	593	491
Other asset	6	86	24
Net cash provided by (used in) operating activities	1,876	6,945	(7,011)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	1,758	(2,779)	10,555
Proceeds from sale of assets	2	2	—
Purchases of property and equipment	(147)	(408)	(596)
Net cash provided by (used in) investing activities	1,613	(3,185)	9,959
Cash flows from financing activities:
Payment of contingent consideration	—	—	(175)
Purchases of treasury stock	(16)	(574)	(163)
Net cash provided by (used in) financing activities	(16)	(574)	(338)
Gain (loss) of exchange rate changes on cash	(2)	(1)	(1)
Net increase (decrease) in cash and cash equivalents	3,471	3,185	2,609
Cash and cash equivalents, beginning of period	21,492	21,778	19,169
Cash and cash equivalents, end of period	$24,963	$24,963	$21,778

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)
 Sequential Quarter Comparison

	Three months ended March 31, 2018				Three months Ended December 31, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$3,167	$4,688	$3,241	$11,096	$5,223	$5,802	$2,650	$13,675
Gross profit	1,520	2,454	1,075	5,049	2,469	3,160	447	6,076
Gross margin	48.0%	52.3%	33.2%	45.5%	47.3%	54.5%	16.9%	44.4%
R&D expense	485	629	238	1,352	750	547	245	1,542
Segment profit	$1,035	$1,825	$837	$3,697	$1,719	$2,613	$202	$4,534

Year-over-Year Quarter Comparison

	Three months ended March 31, 2018				Three months ended March 31, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$3,167	$4,688	$3,241	$11,096	$6,944	$4,548	$3,894	$15,386
Gross profit	1,520	2,454	1,075	5,049	2,933	2,557	1,273	6,763
Gross margin	48.0%	52.3%	33.2%	45.5%	42.2%	56.2%	32.7%	44.0%
R&D expense	485	629	238	1,352	1,473	619	257	2,349
Segment profit	$1,035	$1,825	$837	$3,697	$1,460	$1,938	$1,016	$4,414

Full-Year Comparison

	Twelve months ended March 31, 2018				Twelve months ended March 31, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$23,265	$19,350	$15,962	$58,577	$25,933	$19,321	$17,711	$62,965
Gross profit	10,653	9,959	4,555	25,167	8,671	9,778	5,300	23,749
Gross margin	45.8%	51.5%	28.5%	43.0%	33.4%	50.6%	29.9%	37.7%
R&D expense	4,141	2,264	970	7,375	6,738	3,955	1,674	12,367
Segment profit	$6,512	$7,695	$3,585	$17,792	$1,933	$5,823	$3,626	$11,382

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Twelve months ended March 31, 2018			Twelve months ended March 31, 2017
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$23,265	$10,653	45.8%	$25,933	$8,671	33.4%
ClearLink DAS E&O (1)	—	—		—	1,581
Stock-based compensation (2)	—	5		—	9
Non-GAAP - IBW segment	$23,265	$10,658	45.8%	$25,933	$10,261	39.6%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31, 2018			Three months ended December 31, 2017			Three months ended March 31, 2017
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$11,096	$5,049	45.5%	$13,675	$6,076	44.4%	$15,386	$6,763	44.0%
Deferred revenue adjustment (1)	—	—		—	—		64	64
Stock-based compensation (2)	—	(3)		—	11		—	10
Non-GAAP - Consolidated	$11,096	$5,046	45.5%	$13,675	$6,087	44.5%	$15,450	$6,837	44.3%

	Twelve months ended March 31, 2018			Twelve months ended March 31, 2017
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$58,577	$25,167	43.0%	$62,965	$23,749	37.7%
Deferred revenue adjustment (1)	—	—		254	254
Stock-based compensation (2)	—	30		—	34
ClearLink DAS E&O (3)	—	—		—	1,581
Non-GAAP - Consolidated	$58,577	$25,167	43.0%	$63,219	$25,618	40.5%

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2018	2017	2017	2018	2017
GAAP consolidated operating expenses	$5,991	$6,041	$7,375	$26,621	$39,802
Adjustments:
Stock-based compensation (2)	(286)	(305)	(238)	(1,241)	(1,560)
Long-lived asset impairment (4)	—	—	—	—	(1,181)
Amortization of intangibles (5)	(1,047)	(1,047)	(1,151)	(4,189)	(4,764)
Restructuring, separation, and transition (6)	—	—	(100)	(165)	(3,155)
Total adjustments	(1,333)	(1,352)	(1,489)	(5,595)	(10,660)
Non-GAAP consolidated operating expenses	$4,658	$4,689	$5,886	$21,026	$29,142

	Three months ended				Twelve months ended
	March 31,		December 31,	March 31,	March 31,	March 31,
	2018		2017	2017	2018	2017
GAAP consolidated net income (loss)	$(916)		$799	$(556)	$31	$(15,941)
Less:
Income tax benefit (expense)	(63)		685	(38)	597	(58)
Other income (expense), net	89		79	94	888	170
GAAP consolidated operating profit (loss)	$(942)		$35	$(612)	$(1,454)	$(16,053)
Adjustments:
Deferred revenue adjustment (1)	—		—	64	—	254
Stock-based compensation (2)	283		316	248	1,271	1,594
ClearLink DAS E&O (3)	—		—	—	—	1,581
Long-lived asset impairment (4)	—		—	—	—	1,181
Amortization of intangibles (5)	1,047		1,047	1,151	4,189	4,764
Restructuring, separation, and transition (6)	—		—	100	165	3,155
Total adjustments	1,330	—	1,363	1,563	5,625	12,529
Non-GAAP consolidated operating profit (loss)	$388		$1,398	$951	$4,171	$(3,524)
Depreciation	163		174	279	768	1,380
Non-GAAP consolidated Adjusted EBITDA (7)	$551		$1,572	$1,230	$4,939	$(2,144)

	Three months ended			Twelve months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2018	2017	2017	2018	2017
GAAP consolidated net income (loss)	$(916)	$799	$(556)	$31	$(15,941)
Adjustments:
Deferred revenue adjustment (1)	—	—	64	—	254
Stock-based compensation (2)	283	316	248	1,271	1,594
ClearLink DAS E&O (3)	—	—	—	—	1,581
Long-lived asset impairment (4)	—	—	—	—	1,181
Amortization of intangibles (5)	1,047	1,047	1,151	4,189	4,764
Restructuring, separation, and transition (6)	—	—	100	165	3,155
Foreign currency translation adjustment (8)	—	—	—	(608)	—
Income taxes (9)	—	(697)	—	(697)	—
Total adjustments	1,330	666	1,563	4,320	12,529
Non-GAAP consolidated net income (loss)	$414	$1,465	$1,007	$4,351	$(3,412)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.06)	$0.05	$(0.04)	$0.00	$(1.04)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.03	$0.09	$0.06	$0.28	$(0.22)
Average number of common shares outstanding:
Diluted	15,794	15,755	15,528	15,707	15,344
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(3) Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(4) Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.
(5) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(6) Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.
(7) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.
(8) Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.
(9) Adjustment removes one-time tax effect of changes in valuation allowance reserves associated with previously generated alternative minimum tax (AMT) credits due to the enactment of the Tax Cuts and Jobs Act of 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375-4740 tminichiello@westell.com